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Exhibit 4.11

CERTIFICATE OF TRUST
OF
PRUDENTIAL FINANCIAL CAPITAL TRUST II

        THIS Certificate of Trust of Prudential Financial Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. Section 3801 et seq.) (the "Act").

        1.    Name:    The name of the statutory trust formed hereby is Prudential Financial Capital Trust II.

        2.    Delaware Trustee:    The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, Attention: Institutional Trust Services, 500 Stanton Christiana Road, OPS4 / 3rd Floor, Newark, Delaware 19713.

        3.    Effective Date:    This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

[Signature page follows]

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee
By:	/s/ John J. Cashin Name: John J. Cashin Title: Vice-President
JPMORGAN CHASE BANK, as Property Trustee
By:	/s/ Craig Baumberger Name: Craig Baumberger Title: Trust Officer
/s/ Richard Vaccaro Name: Richard Vaccaro as Administrative Trustee
/s/ Scott Kaplan Name: Scott Kaplan as Administrative Trustee
/s/ Jonathan Hunt Name: Jonathan Hunt as Administrative Trustee

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CERTIFICATE OF TRUST OF PRUDENTIAL FINANCIAL CAPITAL TRUST II